UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2005

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement

On January 25, 2005, MarkWest Energy Partners, L.P., a consolidated subsidiary of MarkWest Hydrocarbon, Inc., announced that it has entered into a Purchase and Sale Agreement with an affiliate of Enterprise Products Partners L.P. (NYSE: EPD, “Enterprise Products”) to acquire Enterprise Products’ 50% non-operating membership interest in Starfish Pipeline Company, LLC, (“Starfish”) for $42.1 million.  The close is anticipated to take place in the first quarter of 2005 with an effective date of January 1, 2005, and will be financed through existing credit lines.  The acquisition requires Federal Trade Commission approval under the terms of a consent agreement with respect to Enterprise Products’ merger with GulfTerra Energy Partners, L.P.  Starfish owns the FERC regulated Stingray natural gas pipeline, and the unregulated Triton natural gas gathering system and the West Cameron dehydration facility, all located in the Gulf of Mexico or onshore in southwestern Louisiana.  The acquisition is expected to generate cash flow from operations in 2005 of approximately $7.1 million per year.  The press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits

	(c)	Exhibits.

		Exhibit No.	Description of Exhibit

		99.1	Press Release, dated January 25, 2005, announcing MarkWest Energy Partners Intent to Acquire 50% Interest in Starfish Pipeline Company LLC Form Enterprise Products Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Dated: January 27, 2005	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer